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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Proxy Statement/ Prospectus of Nine West Group Inc., which is included in Amendment No. 1 to Registration Statement No. 333-75867 of Jones Apparel Group, Inc. on Form S-4, of our report dated March 16, 1999, appearing in the Annual Report on Form 10-K of Nine West Group Inc. and subsidiaries for the fiscal year ended January 30, 1999. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


                                          /s/ DELOITTE & TOUCHE LLP

                                          DELOITTE & TOUCHE LLP

New York, New York
May 11, 1999




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